SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                     Form 8-K


                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      December 12, 2001
                                                 ___________________________


                                 ALICO, INC.
____________________________________________________________________________
(Exact name of registrant as specified in its charter)


Florida                           0-261                          59-0906081
____________________________________________________________________________
(State or other jurisdiction     (Commission                  (IRS Employer
           of incorporation)      File Number)           Identification No.)


Post Office Box 338, La Belle, Florida                             33975
___________________________________________________________________________
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code      (863) 675-2966
                                                 _________________________

Item 5.  Other Events

   Incorporated by reference is a press release issued by the Registrant on December 12, 2001, attached as Exhibit 01, providing information concerning the Registrant's announcement of its multi-million dollar gift to FGCU.


Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Press release issued December 12, 2001.




                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALICO, INC.
                                          (Registrant)



                                              /s/ W. Bernard Lester
December 13, 2001                         By__________________________________
__________________                          W. Bernard Lester, President
Date                                       (Signature)

EXHIBIT INDEX


Exhibit
Number                           Description

01 Press release issued December 12, 2001

FOR IMMEDIATE RELEASE

Contact:                W. Bernard Lester
		Alico, Inc.
		(863) 675-2966


             FGCU ANNOUNCES MULTI-MILLION DOLLAR GIFT FROM ALICO,  INC.


LaBelle, Fla. (Dec. 12, 2001) - Students at Florida Gulf Coast University received an early Christmas present today when Ben Hill Griffin III, chief executive officer and chairman of the board of Alico, Inc., announced that the company will donate $5 million to assist with the completion and expansion of the arena and to support athletic programs at the university. The contribution qualifies FGCU for another $2.5 - 3 million through the state matching fund program resulting in a total gift of up to $7.5 - 8 million.

     Alico's $5 million gift will be used for student scholarships, athletics program support and an enhanced arena floor plan to include additional seating and academic space for instruction in sports management, exercise physiology, athletic training and sports medicine. In recognition of the gift, the FGCU arena will be named the Alico Arena and the entire athletic facility will be named the Alico Athletics Complex. The Athletics Complex, which broke ground in October, is scheduled to open in October 2002.

     "Florida Gulf Coast University is extraordinarily blessed to have such a strong supporter and friend in Alico, Inc. and Ben Hill Griffin III," said FGCU President William C. Merwin. "Athletics play a uniquely positive role in the life of a university, and today's generous gift will greatly advance FGCU's athletics programs, while also helping to build student enrollment through scholarship dollars and even greater connections with the communities we serve. Our young women and men student-athletes reflect a positive FGCU image in the community, and they join with us today in appreciation for Alico's generosity and vision."

    Alico's gift comes at a time when FGCU is developing 10 sports in its athletics program to become eligible for Division II status in the NCAA. The University is already participating in inter-collegiate sports with its men's and women's tennis and golf teams. During 2002, men's and women's basketball, women's softball and men's baseball will begin competition, to be followed by men's and women's cross country/track.

     "The Board of Directors of Alico, Inc. has been privileged to support Florida Gulf Coast University and has taken great pride in the University's accomplishments since it opened in 1997," said Griffin. "Our vision is for FGCU to become one of Florida's finest institutions of higher learning.
We hope that today's gift will take the university to the next level by creating an athletics program that instills school spirit and rallies both students and residents throughout Southwest Florida in support of this great university."

     Griffin's support of FGCU began a decade ago when he learned of plans to build the state's 10th university in Southwest Florida. Alico's gift to the University included 760 prime acres for the campus site, a 215-acre land endowment and funding for road construction and academic chairs. The gift established the foundation for FGCU and was recognized as the largest single contribution to the state university system at the time. Today, Griffin is a member of the FGCU Foundation Board of Directors and Dr. Bernie Lester, president and chief operating officer of Alico, Inc., is a member of the FGCU Board of Trustees.

     Alico, Inc., based in LaBelle, Florida, is an agribusiness company primarily engaged in the production of citrus, cattle, sugarcane, sod and forest products.

     As an accredited comprehensive public university, FGCU addresses the higher educational needs of Southwest Florida and provides a learning-centered environment that offers high quality educational opportunities for the public.